UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2015

LINCOLNWAY ENERGY, LLC
(Exact name of registrant as specified in its charter)

Iowa	000-51764	20-1118105
(State or other jurisdiction of incorporation )	(Commission File Number)	(I.R.S. Employer Identification No.)

59511 W. Lincoln Highway, Nevada, Iowa		50201
(Address of principal executive offices)		(Zip Code)

515-232-1010
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

__________________________________________________________________

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 22, 2015, Lincolnway Energy, LLC (the “Company”) released a newsletter to its members announcing the Company’s Board of Directors change and election. A copy of the newsletter is attached hereto as Exhibit 99.1 and incorporated by reference into this Item 5.02.

The Lincolnway Energy Board of Directors are preparing for the 2016 election of directors. Director Richard Johnson’s term is expiring. He has decided to retire from the Lincolnway Energy Board and will not be running for re-election. If you are interested in becoming a director of Lincolnway Energy please start by following the procedures outlined in this letter. Candidates shall preferably have experience as a director or senior manager for a for profit company or be a Certified Public Accountant.
For anyone interested in serving on the Lincolnway Energy Board of Directors, there are two methods by which individuals can be placed on the ballot.The first method is to be nominated to the slate of candidates by the Lincolnway Energy Nominating and Governance Committee. To be nominated by the committee, start by requesting an application packet from one of the Lincolnway Energy staff members listed below, complete the application and return it in the envelope enclosed in the packet. The nominating committee will start reviewing applications in early November. All applications must be submitted to the Lincolnway Energy office by the close of business on Friday, November 6, 2015.The Lincolnway Energy Nominating and Governance Committee will notify all applicants of their status by mid-November.
The second way to be placed on the ballot is to petition onto the slate of candidates by gathering signatures from members representing 5% or 2,102 Lincolnway Energy units. Petitions filed under the procedure set out in the Lincolnway Energy Operating Agreement must be submitted to the office of Lincolnway Energy no later than the close of business on November 27, 2015.

Item 7.01.	Regulation FD Disclosure

On September 22, 2015, Lincolnway Energy, LLC (the “Company”) released a newsletter to its members announcing that the Company’s Board of Directors declared a $100 per unit cash distribution effective for members of record as of September 18, 2015 and payable on September 28, 2015. A copy of the newsletter is attached hereto as Exhibit 99.2 and incorporated by reference into this Item 7.01.

The foregoing information (including the exhibits hereto) is being furnished under “Item 7.01- Regulation FD Disclosure.” Such information (including the exhibits hereto) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.
The filing of this report and the furnishing of this information pursuant to Item 7.01 do not mean that such information is material or that disclosure of such information is required.

Item 9.01.	Financial Statements and Exhibits.

Exhibit        Description
Number
99.1         Newsletter (1) from Lincolnway Energy, LLC released on September 22, 2015
99.2         Newsletter (2) from Lincolnway Energy, LLC released on September 22, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINCOLNWAY ENERGY, LLC

Date: September 24, 2015	By:	/s/ Eric Hakmiller
Eric Hakmiller